Exhibit 21.1

PRINCIPAL SUBSIDIARIES OF THE REGISTRANT

Subsidiaries	Jurisdiction of Incorporation
FTA MOVE LIMITED	British Virgin Islands
Smart Logistics Information Limited	British Virgin Islands
AMH Logistics Infrastructure Co., Ltd.	British Virgin Islands
Lianyun Logistics Infrastructure Co., Ltd.	British Virgin Islands
Lianhe Logistics Infrastructure Co., Ltd.	British Virgin Islands
AMH Lianyun Logistics Infrastructure Co., Ltd.	British Virgin Islands
Lianxin Logistics Infrastructure Co., Ltd.	British Virgin Islands
Lianzhong Logistics Infrastructure Co., Ltd.	British Virgin Islands
Liancang Logistics Infrastructure Co., Ltd.	British Virgin Islands
Full Truck Alliance (HK) Limited	Hong Kong
Lucky Logistics Information Limited	Hong Kong
Smart Energy Services (HK) Limited	Hong Kong
Full Truck Alliance Infrastructure (HK) Limited	Hong Kong
Full Truck Alliance Lianxin Logistics Infrastructure (HK) Limited	Hong Kong
Full Truck Alliance Liancang Logistics Infrastructure (HK) Limited	Hong Kong
Full Truck Alliance Lianzhong Logistics Infrastructure (HK) Limited	Hong Kong
FTA Move International Logistics Information Limited	Hong Kong
Smart Logistics Information (HK) Limited	Hong Kong
Jiangsu Manyun Logistics Information Co., Ltd.*	PRC
Nanjing Yunmanman Investment Co., Ltd.*	PRC
Tianjin Full Truck Alliance Financing Assurance Co., Ltd.*	PRC
Full Truck Alliance Information Consulting Co., Ltd.*	PRC
Guiyang Bang Man Financial Leasing Co., Ltd.*	PRC
Shandong Full Truck Alliance Energy Co., Ltd.*	PRC
Guiyang Full Truck Alliance Lianyun Infrastructure Investment Co., Ltd.*	PRC
Chengdu Full Truck Alliance Supply Chain Management Co., Ltd.*	PRC
Chongqing Manku Supply Chain Management Co., Ltd.*	PRC
Changsha Full Truck Alliance Supply Chain Management Co., Ltd.*	PRC
Shan’en Energy (Dalian) Co., Ltd*	PRC
Nanjing Yunmanman Supply Chain Management Co., Ltd.*	PRC
Tianjin Manyun Financial Leasing Co., Ltd.*	PRC
Tianjin Manyun Commercial Factoring Co., Ltd.*	PRC
Guiyang Bang Bang Assets Auction Co., Ltd.*	PRC
Nanjing Fu Man Chuang Enterprise Management Consultancy Co., Ltd.*	PRC
Tianjin Manyun Network Technology Co., Ltd*	PRC

Consolidated Variable Interest Entity (“VIE”)	Jurisdiction of Incorporation
Guizhou FTA Logistics Technology Co., Ltd.*	PRC
Beijing Yunmanman Techonlogy Co., Ltd.*	PRC
Shanghai Xiwei Information Consulting Co., Ltd.*	PRC

Subsidiaries of the Consolidated VIE	Jurisdiction of Incorporation
Guizhou Huochebang Internet Information Service Co., Ltd.*	PRC
Guiyang Huochebang Technology Co., Ltd.	PRC
Guizhou Huochebang Microfinance Co., Ltd.*	PRC
Jiangsu Manyun Software Technology Limited*	PRC
Tianjin Manyun Software Technology Limited*	PRC
Nanjing Manyun Cold Chain Technology Co., Ltd.	PRC
Chengdu Yunli Technology Co., Ltd.*	PRC
Guiyang Shan’en Insurance Brokerage Co., Ltd.*	PRC
Guizhou Huochebang Logistics Consulting Co., Ltd.*	PRC
GuiZhou Banghuoche Financing Assurance Co., Ltd.*	PRC
Tianjin Full Truck Alliance Energy Technology Co., Ltd.*	PRC
Beijing Huochebang Technology Co., Ltd.*	PRC
Shanghai Jiansheng Management Consulting Co., Ltd.*	PRC
Hebei Xiong’an Blockchain Technology Co., Ltd.*	PRC
Guiyang Huochebang Xinshiqi Technology Co., Ltd.*	PRC
Neimenggu Huochebang Technology Co., Ltd.*	PRC
Sichuan Yundao vehicle sales Co., Ltd.*	PRC
Heilongjiang Huochebang Supply Chain Management Co., Ltd.*	PRC
Hebei Huochebang Logistics Management Co., Ltd.*	PRC
Shanxi Huochebang Supply Chain Management Co., Ltd.*	PRC
Jiangxi Huochebang Supply Chain Management Co., Ltd.*	PRC
Shandong Huochebang Supply Chain Management Co., Ltd.*	PRC
Guangxi Huochebang Supply Chain Management Co., Ltd.*	PRC
Hunan Shan’en Yunmeng Supply Chain Management Co., Ltd.*	PRC
Henan Shan’en Yunmeng Logistics Co., Ltd.*	PRC
Guizhou Huochebang Supply Chain Management Co., Ltd.*	PRC
Chongqing Zhuojie Logistics Service Co., Ltd.*	PRC
Shaanxi Shan’en Yunmeng Logistics Service Co., Ltd.*	PRC
Gansu Huochebang Logistics Management Co., Ltd.*	PRC
Ningxia Shan’en Yunmeng Logistics Service Co., Ltd.*	PRC
Guiyang Shan’en Technology Co., Ltd.*	PRC
Nanjing Manyun Business Information Consultation Co., Ltd.*	PRC
Ningxia Manyun Logistics Co., Ltd.*	PRC
Guangzhou Huitouche Information Technology Co., Ltd.*	PRC
Hainan Manyun Software Technology Co., Ltd*	PRC
Tianjin Shengsheng Huitouche Information Technology Co., Ltd.*	PRC
Taizhou Manlong Software Technology Co., Ltd*	PRC
Jinhua Manfang Information Technology Co., Ltd*	PRC
Neimenggu Shan’en Yunmeng Logistics Service Co., Ltd.*	PRC
Jilin Shan’en Yunmeng Supply Chain Management Co., Ltd.*	PRC

*	The English name of this subsidiary, consolidated VIE or subsidiary of consolidated VIE, as applicable, has been translated from its Chinese name.